Exhibit 10.3

GUARANTY

THIS GUARANTY (as amended, supplemented or otherwise modified from time to time, this “Guaranty”), dated as of September 27, 2019, is made by each Guarantor named in the signature pages hereof and each Joinder Guarantor hereafter executing a Joinder Agreement hereto (each a “Guarantor” and, collectively, the “Guarantors”), in favor of People’s United Bank, National Association, in its capacity as administrative agent (in such capacity, the “Administrative Agent”) on behalf of the Lenders (as defined in the Credit Agreement described below; the Administrative Agent and the Lenders are collectively referred to herein as the “Guaranteed Parties” and individually as a “Guaranteed Party”).

RECITALS

A. Postal Realty LP, a Delaware limited partnership (the “Borrower”), the lenders from time to time party thereto (each a “Lender” and, collectively, the “Lenders”) and the Administrative Agent, are parties to a Credit Agreement dated as of the date hereof (as amended, modified, renewed, extended or amended and restated from time to time, the “Credit Agreement”).

B. It is a condition precedent to the making of the Loans under the Credit Agreement that each Guarantor guarantee the indebtedness and other obligations of the Borrower to the Guaranteed Parties under or in connection with the Credit Agreement as set forth herein. Each Guarantor will derive substantial direct and indirect benefits from the making of the Loans to the Borrower pursuant to the Credit Agreement (which benefits are hereby acknowledged by each Guarantor).

AGREEMENT

Accordingly, to induce the Administrative Agent and the Lenders to enter into the Credit Agreement, and in consideration thereof, each Guarantor hereby agrees as follows:

SECTION 1 Definitions; Interpretation.

(a) Terms Defined in Credit Agreement. Each initially capitalized term used in this Guaranty (including in the recitals hereof) and not otherwise defined herein has the meaning assigned to it in the Credit Agreement.

(b) Certain Defined Terms. As used in this Guaranty (including in the recitals hereof), the following terms shall have the following meanings:

“Avoidance Provisions” has the meaning set forth in Section 2.

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.).

“Charges” has the meaning set forth in Section 9.

“Claiming Guarantor” has the meaning set forth in Section 6(a).

“Contributing Guarantor” has the meaning set forth in Section 6(a).

“dollars” means lawful money of the United States of America.

“Guaranteed Obligations” has the meaning set forth in Section 2.

“Indemnification Notice” has the meaning set forth in Section 6(a).

“Insolvency Proceeding” means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in either case undertaken under the Bankruptcy Code or any similar debtor relief laws.

“Joinder Guarantor” has the meaning set forth in Section 24.

“Maximum Rate” has the meaning set forth in Section 9.

“Notice Date” has the meaning set forth in Section 6(a).

“Share” has the meaning set forth in Section 6(a).

(c) Interpretation. The rules of interpretation set forth in Sections 1.02 through 1.04 of the Credit Agreement shall be applicable to this Guaranty and are incorporated herein by this reference.

SECTION 2 Guaranty.

(a) Guaranty. Each Guarantor hereby, on a joint and several basis, unconditionally and irrevocably guarantees to the Administrative Agent (on behalf of the Guaranteed Parties) and its successors and permitted endorsees, transferees and assigns, the full and prompt payment when due (whether at stated maturity, by mandatory prepayment, declaration, acceleration, demand or otherwise) of the Obligations (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) (collectively, the “Guaranteed Obligations”).

(b) Acknowledgement of Benefits received by each Guarantor; Avoidance Provisions.

(i) Each Guarantor acknowledges that it has received, or will receive, significant financial and other benefits, either directly or indirectly, from the proceeds of the Loans made by the Lenders to the Borrower pursuant to the Credit Agreement; that the benefits received by such Guarantor are reasonably equivalent consideration for such Guarantor’s execution of this Guaranty and the other Loan Documents to which it is a party; and that such benefits include, without limitation, the access to capital afforded to the Borrower pursuant to the Credit Agreement from which the Borrower will be able to support the activities of such Guarantor. Each Guarantor is executing this Guaranty and the other Loan Documents in consideration of those benefits received by it.

(ii) It is the intent of each Guarantor, the Administrative Agent and the other Guaranteed Parties that in any proceeding under the Bankruptcy Code or any similar debtor relief laws, such Guarantor’s maximum obligation hereunder shall equal, but not exceed, the maximum amount which would not otherwise cause the Guaranteed Obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Administrative Agent and the other Guaranteed Parties under the Loan Documents) to be avoidable or unenforceable against such Guarantor in such proceeding as a result of Applicable Laws, including, without limitation, (A) Section 548 of the Bankruptcy Code of the United States and (B) any state fraudulent transfer or fraudulent conveyance act or statute applied in such proceeding, whether by virtue of Section 544 of the Bankruptcy Code of the United States or otherwise. The Applicable Laws under which the possible avoidance or unenforceability of the Guaranteed Obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Administrative Agent and the other Guaranteed Parties under the Loan Documents) that shall be determined in any such proceeding are referred to herein as “Avoidance Provisions”. Accordingly, to the extent that the obligations of a Guarantor hereunder would otherwise be subject to avoidance under the Avoidance Provisions, the maximum Guaranteed Obligations for which such Guarantor shall be liable hereunder shall be reduced to the greater of (i) the amount which, as of the time any of the Guaranteed Obligations are deemed to have been incurred by such Guarantor under the Avoidance Provisions, would not cause the Guaranteed Obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Administrative Agent and the other Guaranteed Parties under the Loan Documents), to be subject to avoidance under the Avoidance Provisions and (ii) the amount which, as of the time demand is made hereunder upon such Guarantor for payment on account of the Guaranteed Obligations, would not cause the Guaranteed Obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Administrative Agent and the other Guaranteed Parties under the Loan Documents), to be subject to avoidance under the Avoidance Provisions. The provisions of this Section 2(b) are intended solely to preserve the rights of the Administrative Agent and the other Guaranteed Parties hereunder to the maximum extent that would not cause the Guaranteed Obligations of any Guarantor hereunder (or any other obligations of such Guarantor to the Administrative Agent and the other Guaranteed Parties under the Loan Documents) to be subject to avoidance under the Avoidance Provisions, and no Guarantor or any other Person shall have any right or claim under this Section as against the Administrative Agent and the other Guaranteed Parties that would not otherwise be available to such Person under the Avoidance Provisions.

SECTION 3 Liability of Guarantors. The liability of the Guarantors under this Guaranty shall be irrevocable, absolute, independent and unconditional, except as expressly provided herein, and shall not be affected by any circumstance which might constitute a discharge of a surety or guarantor other than the indefeasible payment in full of all Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

(a) such Guarantor’s liability hereunder shall be the immediate, direct, and primary obligation of such Guarantor and shall not be contingent upon any Guaranteed Party’s exercise or enforcement of any remedy it may have against the Borrower, any other Guarantor or any other Person, or against any Collateral;

(b) this Guaranty is a guaranty of payment when due and not merely of collectability;

(c) such Guarantor’s payment of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge such Guarantor’s liability for any portion of the Guaranteed Obligations remaining unsatisfied. Without limiting the generality of the foregoing, if the Administrative Agent (or any of the Guaranteed Parties) is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay, perform or complete a portion of the Guaranteed Obligations, such judgment shall not be deemed to release any Guarantor from its covenant to pay, perform or complete the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by any such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations; and

(d) such Guarantor’s liability with respect to the Guaranteed Obligations shall remain in full force and effect without regard to, and shall not be impaired or affected by, nor shall such Guarantor be exonerated or discharged by, any of the following events:

(i) any Insolvency Proceeding with respect to the Borrower, any other Guarantor, any other Borrower Group Entity or any other Person;

(ii) any limitation, discharge, or cessation of the liability of the Borrower, such Guarantor, any other Borrower Group Entity or any other Person for any Guaranteed Obligations due to any statute, regulation or rule of law, or any invalidity or unenforceability in whole or in part of any of the Guaranteed Obligations or the Loan Documents;

(iii) any merger, acquisition, consolidation or change in structure of the Borrower, such Guarantor, any other Borrower Group Entity or any other Person, or any sale, lease, transfer or other disposition of any or all of the assets or ownership interests in the Borrower, such Guarantor, any other Guarantor or any other Person;

(iv) any assignment or other transfer, in whole or in part, of any Guaranteed Party’s interests in and rights under this Guaranty or the other Loan Documents to the extent permitted under and in accordance with the terms of the Credit Agreement, including any Guaranteed Party’s right to receive payment of the Guaranteed Obligations, or any assignment or other transfer, in whole or in part, of any Guaranteed Party’s interests in and to any of the Collateral in accordance with the terms of the Credit Agreement;

(v) any counterclaim or setoff that the Borrower, such Guarantor, any other Borrower Group Entity or other Person may have or assert;

(vi) the incapacity or lack of corporate or other authority to execute any of the Loan Documents by any member of the Borrower Group Entities or any other Person;

(vii) any amendment, modification, renewal or extension of, or any Guaranteed Party’s cancellation or surrender of, any Loan Document, any Guaranteed Obligations, or any Collateral, or any Guaranteed Party’s exchange, release, or waiver of any Collateral, except pursuant to Section 2.05(e) of the Credit Agreement;

(viii) any Guaranteed Party’s exercise or nonexercise of any power, right or remedy with respect to any of the Collateral, including any Guaranteed Party’s compromise, release, settlement or waiver with or of the Borrower, any Loan Party or any other Person;

(ix) any Guaranteed Party’s vote, claim, distribution, election, acceptance, action or inaction in any Insolvency Proceeding related to the Guaranteed Obligations;

(x) any impairment or invalidity of any of the Collateral or any other collateral securing any of the Guaranteed Obligations or any failure to perfect any of the Liens of the Guaranteed Parties thereon or therein; and

(xi) any other guaranty, whether by such Guarantor, any other Borrower Group Entity or any other Person, of all or any part of the Guaranteed Obligations or any other indebtedness, obligations or liabilities of the Borrower or any other Borrower Group Entity to any Guaranteed Party.

SECTION 4 Consents of Guarantors. Each Guarantor hereby unconditionally consents and agrees that, without notice to or further assent from such Guarantor:

(a) the principal amount of the Guaranteed Obligations may be increased or decreased and additional obligations of the Borrower and any other Borrower Group Entity under the Loan Documents may be incurred, by one or more amendments, modifications, renewals or extensions of any Loan Document or otherwise;

(b) the time, manner, place or terms of any payment under any Loan Document may be extended or changed, including by an increase or decrease in the interest rate on any Guaranteed Obligation or any fee or other amount payable under such Loan Document, by an amendment, modification or renewal of any Loan Document or otherwise (in which case the liability of the Guarantors shall be extended or changed to the same extent);

(c) the time for the Borrower’s, any Borrower Group Entity’s or any other Person’s performance of or compliance with any term, covenant or agreement on its part to be performed or observed under any Loan Document may be extended, or such performance or compliance waived, or failure in or departure from such performance or compliance consented to, all in such manner and upon such terms as the Guaranteed Parties may deem proper;

(d) any Guaranteed Party may discharge or release, in whole or in part, the Borrower from payment and performance of all or any part of the Guaranteed Obligations or any other Borrower Group Entity from payment and performance of its obligations under the Loan Documents, and may permit or consent to any such action or any result of such action, and shall not be obligated to demand or enforce payment upon any of the Collateral or any other collateral, nor shall any Guaranteed Party be liable to the Guarantors for any failure to collect or enforce payment or performance of the Guaranteed Obligations from any Person or to realize on the Collateral or other collateral therefor;

(e) in addition to the Collateral, the Guaranteed Parties may take and hold other security (legal or equitable) of any kind, at any time, as collateral for the Guaranteed Obligations, and may, from time to time, in whole or in part, exchange, sell, surrender, release, subordinate, modify, waive, rescind, compromise or extend such security and may permit or consent to any such action or the result of any such action, and may apply such security and direct the order or manner of sale thereof;

(f) the Guaranteed Parties may request and accept other guaranties of the Guaranteed Obligations and any other indebtedness, obligations or liabilities of the Borrower or any other Borrower Group Entity to any Guaranteed Party and may, from time to time, in whole or in part, surrender, release, subordinate, modify, waive, rescind, compromise or extend any such guaranty and may permit or consent to any such action or the result of any such action; and

(g) the Guaranteed Parties may exercise, or waive or otherwise refrain from exercising, any other right, remedy, power or privilege (including the right to accelerate the maturity of any Loan and any power of sale) granted by any Loan Document or other security document or agreement, or otherwise available to any Guaranteed Party, with respect to the Guaranteed Obligations or any of the Collateral, even if the exercise of such right, remedy, power or privilege affects or eliminates any right of subrogation or any other right of any Guarantor against the Borrower or any other Borrower Group Entity;

all as the Guaranteed Parties may deem advisable, and all without impairing, abridging, releasing or affecting this Guaranty.

SECTION 5 Guarantor Waivers.

(a) Certain Waivers. To the extent permitted under applicable law, each Guarantor waives and agrees not to assert:

(i) any right to require any Guaranteed Party (A) to marshal assets in favor of the Borrower, such Guarantor, any other Borrower Group Entity or any other Person, (B) to proceed against the Borrower, any other Borrower Group Entity or any other Person, (C) to proceed against or exhaust any of the Collateral, (D) to give notice of the terms, time and place of any public or private sale of personal property security constituting the Collateral or other collateral for the Guaranteed Obligations or comply with any other provisions of §9-611 of the Uniform Commercial Code (or any equivalent provision of any other Applicable Laws) or (E) to pursue any other right, remedy, power or privilege of any Guaranteed Party whatsoever;

(ii) the defense of the statute of limitations in any action hereunder or for the collection or performance of the Guaranteed Obligations;

(iii) any defense arising by reason of any lack of corporate or other authority or any other defense of the Borrower, such Guarantor, any other Borrower Group Entity or any other Person;

(iv) any defense based upon any Guaranteed Party’s errors or omissions in the administration of the Guaranteed Obligations; and

(v) any rights to setoffs and counterclaims.

(b) Additional Waivers. Each Guarantor waives any and all notice of (i) the acceptance of this Guaranty, (ii) the creation, renewal, modification, extension or accrual of the Guaranteed Obligations, (iii) the reliance by the Guaranteed Parties upon this Guaranty, and (iv) the exercise of any right, power or privilege hereunder. The Guaranteed Obligations shall conclusively be deemed to have been created, contracted, incurred and permitted to exist in reliance upon this Guaranty. Each Guarantor waives promptness, diligence, presentment, protest, demand for payment, notice of default, dishonor or nonpayment and all other notices to or upon the Borrower, such Guarantor, any other Borrower Group Entity or any other Person with respect to the Guaranteed Obligations.

(c) Independent Obligations. The Guaranteed Obligations of each Guarantor hereunder are independent of and separate from the obligations of the Borrower and any other Borrower Group Entity (including any other Guarantor hereunder) and upon the occurrence and during the continuance of any Event of Default, a separate action or actions may be brought against such Guarantor, whether or not the Borrower or any such other Borrower Group Entity is joined therein or a separate action or actions are brought against the Borrower or any such other Borrower Group Entity.

(d) Disclosure of Financial Condition of Borrower and Other Borrower Group Entities/Other Information. No Guarantor shall have any right to require any Guaranteed Party to obtain or disclose any information with respect to: (i) the financial condition or character of the Borrower, any Borrower Group Entity, the ability of the Borrower to pay and perform the Guaranteed Obligations or the ability of any other Borrower Group Entity to pay or perform its obligations under the Loan Documents; (ii) the Guaranteed Obligations; (iii) the Collateral; (iv) the existence or nonexistence of any other guarantees of all or any part of the Guaranteed Obligations; (v) any action or inaction on the part of any Guaranteed Party or any other Person; or (vi) any other matter, fact or occurrence whatsoever.

SECTION 6 Guarantors’ Rights of Subrogation, Contribution, Etc.; Impairment of Subrogation Rights.

(a) Subrogation and Contribution.

(i) Each Guarantor (a “Contributing Guarantor”) agrees (subject to Section 6(a)(ii) hereof) that, in the event a payment shall be made by any other Guarantor (the “Claiming Guarantor”) under this Guaranty, each Contributing Guarantor shall indemnify each Claiming Guarantor in an amount equal to the amount of such payment multiplied by a fraction of which the numerator shall be the net asset value of the Contributing Guarantor on the Notice Date (defined below) and the denominator shall be the aggregate net asset value of all the Guarantors on the Notice Date (such product shall be referred to herein as a Guarantor’s “Share”). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 6(a)(i) shall be subrogated to any rights of such Claiming Guarantor to indemnification from Borrower to the extent of such payment.

(ii) If a Claiming Guarantor is entitled to reimbursement or indemnification under this Guaranty and desires such reimbursement or indemnification for the amounts in excess of its Share of the payment, such Claiming Guarantor shall send written notification (an “Indemnification Notice”) setting forth the basis for and amount of such claim for reimbursement and indemnification to the Contributing Guarantors. Each Indemnification Notice shall be accompanied by such supporting documentation as may be reasonably required to establish the amount of any payment for which reimbursement or indemnification is being sought. Each Contributing Guarantor shall have ten (10) days from the date of receipt of the Indemnification Notice (such date of receipt hereafter referred to as the “Notice Date”) to reimburse the Claiming Guarantor for each such Contributing Guarantor’s Share of the payment by delivering a check or wire transfer to the Claiming Guarantor in an amount equal to such Contributing Guarantor’s Share of the payment.

(iii) In the event that any Contributing Guarantor does not reimburse the Claiming Guarantor for its Share of the payment within ten (10) days of the Notice Date, the Share of the payment of such Contributing Guarantor shall be treated as having been advanced as a loan by the Claiming Guarantor and shall bear interest from the Notice Date at the applicable federal rate for intercompany transactions between related parties. Such Contributing Guarantor’s Share of the payment, plus all interest accruing thereon at the rate and from the date set forth in the preceding sentence, shall be payable by the Contributing Guarantor immediately upon demand by the Claiming Guarantor.

(iv) Notwithstanding the foregoing, until the Obligations have been indefeasibly paid in full and the Commitments have been terminated or expired, each Guarantor shall withhold exercise of any right of subrogation, reimbursement, indemnification or contribution which such Guarantor may have against any other Guarantor or the Borrower in respect of payments made by such Guarantor under this Guaranty, but thereafter may seek to exercise such rights. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its right of subrogation, reimbursement, indemnification or contribution is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement, indemnification or contribution such Guarantor may have against the Borrower or any other Guarantor or against any Collateral or other security shall be junior and subordinate to (x) any rights the Guaranteed Parties may have against the Borrower or such other Guarantors and (y) to all right, title and interest the Guaranteed Parties may have in any such Collateral or other security. If any amount shall be paid to such Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when (I) all Obligations shall not have been indefeasibly paid in full or (II) the Commitments shall not have been terminated or expired, such amount shall be held in trust for the Administrative Agent (on behalf of the Lenders) and shall forthwith be paid over to the Administrative Agent (on behalf of the Lenders) to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

(b) Impairment of Subrogation Rights. Each Guarantor agrees that, upon the occurrence and during the continuation of an Event of Default, the Administrative Agent may elect to foreclose either nonjudicially or judicially against any Collateral, or any part thereof, or accept an assignment of any such Collateral in lieu of foreclosure, or compromise or adjust any part of such obligations, or make any other accommodation with the Borrower, any other Borrower Group Entity or any other Guarantor, or exercise any other remedy against the Borrower, any other member of the Borrower Group Entities, any other guarantor, or any Collateral, in each case in accordance with the applicable provisions of the Credit Agreement and the other Loan Documents. Except to the extent the Guaranteed Obligations are indefeasibly paid in full and satisfied thereby, no such action by any Guaranteed Party will release or limit the liability of such Guarantor to the Guaranteed Parties, and such Guarantor shall remain liable under this Guaranty after such action, even if the effect of that action is to deprive such Guarantor of the right to collect reimbursement from the Borrower, any other Borrower Group Entity, any other guarantor (including any other Guarantor hereunder) or any other Person for any sums paid to the Administrative Agent, any Lender or any other Guaranteed Party or such Guarantor’s rights of subrogation, contribution, or indemnity against the Borrower, any other Borrower Group Entity, any other guarantor (including any other Guarantor hereunder) or any other Person. Without limiting the foregoing, it is understood and agreed that, on any foreclosure or conveyance in lieu of foreclosure of any Collateral held by the Administrative Agent, such Collateral will no longer exist, and that any right that such Guarantor might otherwise have, on full payment of the Guaranteed Obligations by such Guarantor to the Administrative Agent, any Lender or any other Guaranteed Party, to participate in any such Collateral or to be subrogated to any rights of the Administrative Agent, any Lender or any other Guaranteed Party with respect to any such Collateral will be nonexistent; nor shall such Guarantor be deemed to have any right, title, interest or claim under any circumstances in or to any real or personal property held by the Administrative Agent or any third party following any foreclosure or conveyance in lieu of foreclosure of any such Collateral.

(c) Further Agreements. Without limiting any of the other waivers and provisions set forth in this Guaranty, each Guarantor hereby intentionally, freely, irrevocably and unconditionally agrees as follows:

(i) such Guarantor waives all rights and defenses that such Guarantor may have because the Guaranteed Obligations are secured by equity interests; this means, among other things: (A) the Administrative Agent and the Lenders may collect from such Guarantor without first foreclosing on any such equity interests; and (B) if the Administrative Agent or the Lenders foreclose on any equity interests: (I) the amount of the Guaranteed Obligations may be reduced only by the price for which that Collateral is sold at the foreclosure sale, even if the Collateral is worth more than the sale price; and (II) the Administrative Agent and the Lenders may collect from such Guarantor even if the Administrative Agent, by foreclosing on such equity interests, has destroyed any right such Guarantor may have to collect from the Borrower, any other Guarantor or any other Borrower Group Entity. This is an unconditional and irrevocable waiver of any rights and defenses such Guarantor may have because the Guaranteed Obligations are secured by equity interests; and

(ii) such Guarantor waives all rights and defenses arising out of an election of remedies by the Administrative Agent and the Lenders, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for the Guaranteed Obligations, has destroyed such Guarantor’s rights of subrogation and reimbursement against the principal or any other Person.

SECTION 7 Subordination. Until the Obligations shall have been indefeasibly paid in full and the Commitments have been terminated or expired, each Guarantor subordinates all present and future indebtedness (including any right to contribution set forth in Section 6(a) hereof or otherwise) owing by the Borrower or, during the existence of an Event of Default, by any other Guarantor, in each case to such Guarantor, in right of payment to the Guaranteed Obligations, and any such indebtedness collected or received by such Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Administrative Agent on behalf of the Guaranteed Parties and shall forthwith be paid over to Administrative Agent for the benefit of Guaranteed Parties to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of such Guarantor under any other provision hereof. Such Guarantor further agrees not to assign all or any part of such indebtedness unless Administrative Agent is given prior notice and such assignment is expressly made subject to the terms of this Guaranty.

SECTION 8 Continuing Guaranty. This Guaranty is a continuing guaranty relating to any Guaranteed Obligations, including Guaranteed Obligations which may exist continuously or which may arise from time to time under successive transactions, and each Guarantor expressly acknowledges that this Guaranty shall remain in full force and effect notwithstanding that there may be periods in which no Guaranteed Obligations exist. This Guaranty shall continue in effect and be binding upon the Guarantors until termination or expiration of the Commitments and indefeasible payment in full of the Guaranteed Obligations, whereupon this Guaranty automatically shall terminate and be of no further force or effect.

SECTION 9 Payments.

(a) Agreement to Pay. Each Guarantor jointly and severally hereby agrees, in furtherance of the foregoing provisions of this Guaranty and not in limitation of any other right which any Guaranteed Party or any other Person may have against such Guarantor by virtue hereof, upon the failure of the Borrower or any other Borrower Group Entity to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under §362(a) of the Bankruptcy Code), such Guarantor shall upon demand of the Administrative Agent, subject to the other terms and conditions of this Guaranty, forthwith pay, or cause to be paid, in cash, to the Administrative Agent an amount equal to the amount of the Guaranteed Obligations then due as aforesaid (including interest which, but for the filing of a petition in any Insolvency Proceeding with respect to the Borrower or any other Borrower Group Entity, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against the Borrower or such other Borrower Group Entity for such interest in any such Insolvency Proceeding). Such Guarantor shall make each payment hereunder, unconditionally in full without setoff, counterclaim (other than mandatory or compulsory counterclaims) or other defense (other than the defense of indefeasible payment in full), on the day when due in dollars, in immediately available funds, to the Administrative Agent at such office of the Administrative Agent and to such account as the Administrative Agent shall specify in writing to such Guarantor.

(b) Tax Gross-Up. Each Guarantor shall make all payments hereunder without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein (other than Excluded Taxes) unless such Guarantor is compelled by law to make such deduction or withholding. If any such obligation (other than one arising with respect to taxes based on or measured by the income or profits of any Guaranteed Party) is imposed upon such Guarantor with respect to any amount payable by it hereunder, such Guarantor will pay to the Administrative Agent, for the benefit of such Guaranteed Party, on the date on which such amount is due and payable hereunder, such additional amount in dollars as shall be necessary to enable such Guaranteed Party to receive the same net amount which such Guaranteed Party would have received on such due date had no such obligation been imposed upon such Guarantor, to the extent Borrower would be obligated to make such payment as set forth in Section 2.17 of the Credit Agreement, as if such requirements were applicable to such Guarantor hereunder.

(c) Payments Set Aside. To the extent that any payment by or on behalf of the Borrower or any other Borrower Group Entity is made to the Administrative Agent or any other Guaranteed Party, or the Administrative Agent or any other Guaranteed Party exercises its right of setoff pursuant to Section 16 hereof, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or any other Guaranteed Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under the Bankruptcy Code or any similar debtor relief law or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

(d) Maximum Rate. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any payments made hereunder, together with all fees, charges and other amounts which are treated as interest on such payments under Applicable Law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Guaranteed Party entitled such payment in accordance with Applicable Law, the rate of interest payable in respect of such payment hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such payment but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Guaranteed Party in respect of such payment or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Guaranteed Party.

(e) Survival. The agreements in this Section 9 shall survive the termination or expiration of the Commitments and the repayment, satisfaction or discharge of all of the Obligations.

SECTION 10 Representations and Warranties. Each Guarantor represents and warrants to each Guaranteed Party that:

(a) Organization and Powers. Such Guarantor (i) is duly organized or formed, validly existing and, as applicable, in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (y) own or lease its assets and carry on its business and (z) execute, deliver and perform its obligations under this Guaranty, and (iii) except where the failure to do so individually or in the aggregate could not reasonably be expected to result in a Material Adverse Effect, is duly qualified and, as applicable, in good standing under the laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification.

(b) Authorization; No Conflict. The execution, delivery and performance by such Guarantor of this Guaranty has been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) violate the terms of any of such Guarantor’s Organizational Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than Liens created under any of the Loan Documents), or require any payment to be made under (x) any contractual obligation to which such Guarantor is a party or affecting such Guarantor or the properties of such Guarantor or any of its subsidiaries in any material respects or (y) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Guarantor or its property is subject in any material respect; or (iii) violate any Applicable Law.

(c) Governmental Authorizations; No Consents. No approval, consent, exemption, authorization, or other action by, or registration or filing with, any Governmental Authority is necessary or required in connection with (i) the execution, delivery or performance by, or enforcement against, such Guarantor of this Guaranty, or (ii) the exercise by the Administrative Agent or any other Guaranteed Party of its rights under the this Guaranty or the remedies in respect of the Guaranteed Obligations.

(d) Binding Obligation. This Guaranty has been duly executed and delivered by such Guarantor. This Guaranty constitutes a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(e) Consideration. Such Guarantor has received at least “reasonably equivalent value” (as such phrase is used in §548 of the Bankruptcy Code and in comparable provisions of other Applicable Laws) to support its obligations hereunder in respect of the Guaranteed Obligations.

(f) Independent Investigation. Such Guarantor hereby acknowledges that it has undertaken its own independent investigation of the financial condition of the Borrower and each other Borrower Group Entity and all other matters pertaining to this Guaranty, and further acknowledges that it is not relying in any manner upon any representation or statement of any Guaranteed Party with respect thereto. Such Guarantor represents and warrants that it has received and reviewed copies of the Loan Documents and that it is in a position to obtain, and it hereby assumes full responsibility for obtaining, any additional information concerning the financial condition of the Borrower and each other Borrower Group Entity and any other matters pertinent hereto that such Guarantor may desire. Such Guarantor is not relying upon or expecting any Guaranteed Party to furnish to such Guarantor any information now or hereafter in any Guaranteed Party’s possession concerning the financial condition of the Borrower or any other Borrower Group Entity, or any other matter.

(g) Additional Representations and Warranties. In addition to the foregoing, such Guarantor makes such further representations and warranties as are set forth in Article III of the Credit Agreement and are applicable to it.

SECTION 11 Intentionally Omitted.

SECTION 12 Additional Affirmative Covenants. Until such time as the Guaranteed Obligations have been indefeasibly paid in full and the Commitments have been terminated or expired, each Guarantor agrees that such Guarantor shall observe, perform and comply with all covenants applicable to such Guarantor set forth in Articles V and VI of the Credit Agreement that by their terms the Borrower is required to cause such Guarantor to observe, perform and comply with, as if such covenants were set forth in full herein.

SECTION 13 Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

If to any Guarantor:

75 Columbia Avenue
Cedarhurst, New York 11516

Attention: Jeremy Garber

with a copy to:

Hunton Andrews Kurth LLP
951 East Byrd Street
Richmond, Virginia 23219

Attention: Eric J. Nedell, Esq.

If to the Administrative Agent:

People’s United Bank, National Association

250 Park Avenue, Suite 905

New York, New York 10177

Attention: Jason Bishop

with copies to:

People’s United Bank, National Association

Agency Services BC5- 1357

850 Main Street

Bridgeport, Connecticut 06604

REF: Postal Realty Trust

and

Morrison & Foerster LLP

250 West 55th Street

New York, New York 10019

Attention: Keith M. Print, Esq.

If to any other Guaranteed Party, to it at its address (or telecopy number) set forth in the Credit Agreement.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given within three (3) Business Days after mailing. Notices delivered through Electronic Systems, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) Notices and other communications to the Guaranteed Parties hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent. The Administrative Agent or any Guarantor may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c) Each of the Guarantors and the Guaranteed Parties may change its address or telecopier number for notices and other communications hereunder by providing notice of such change to the other parties.

SECTION 14 No Waiver; Cumulative Remedies. No failure by any Guaranteed Party to exercise, and no delay by any Guaranteed Party in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein or therein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

SECTION 15 Costs and Expenses; Waiver of Consequential Damages; Etc.

(a) Costs and Expenses. Each Guarantor acknowledges the obligations of the Borrower to pay costs and expenses pursuant to Section 9.03 of the Credit Agreement and such Guarantor’s guarantee thereof pursuant to this Guaranty.

(b) Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Laws, no party hereto shall assert, and each party hereto hereby waives, any claim against any other party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Guaranty, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof; provided that, nothing in this clause (b) shall relieve the Borrower or any other Guarantor party hereto of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

(c) [reserved].

(d) Survival. The agreements in this Section 15 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination or expiration of the Commitments and the repayment, satisfaction or discharge of the Guaranteed Obligations.

SECTION 16 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Laws, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of each Guarantor against any and all of the Guaranteed Obligations of the Guarantors now or hereafter existing under this Guaranty to such Lender, irrespective of whether or not such Lender shall have made any demand under this Guaranty or any other Loan Document and although such obligations of such Guarantor may be unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have. Each Lender (by its acceptance hereof) agrees to notify the affected Guarantor and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 17 Benefits of Guaranty. This Guaranty is entered into for the sole protection and benefit of the Administrative Agent and each other Guaranteed Party and their respective permitted successors and assigns, and no other Person shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, this Guaranty. The Guaranteed Parties, by their acceptance of this Guaranty, shall not have any obligations under this Guaranty to any Person other than (a) the Guarantors, and (b) the Administrative Agent (or any sub-agent thereof) or any Related Parties thereof, and such obligations shall be limited to those expressly stated herein.

SECTION 18 Binding Effect; Assignment.

(a) Binding Effect. This Guaranty shall be binding upon each Guarantor and its successors and assigns, and inure to the benefit of and be enforceable by the Administrative Agent and each other Guaranteed Party and their respective successors, endorsees, transferees and assigns.

(b) Assignment. No Guarantor shall have the right to assign or transfer its rights and obligations hereunder without the prior written consent of the Administrative Agent.

SECTION 19 Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION. Each GUARANTOR hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County, BOROUGH OF MANHATTAN, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this GUARANTY or any other Loan Document, or for recognition or enforcement of any judgment, and each of the guarantors hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the guarantors agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this GUARANTY shall affect any right that the Administrative Agent OR ANY LENDER may otherwise have to bring any action or proceeding relating to this guaranty against a GUARANTOR or its properties in the courts of any jurisdiction.

(c) WAIVER OF VENUE. Each GUARANTOR hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this GUARANTY in any court referred to in paragraph (b) of this Section. Each of the guarantors hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) SERVICE OF PROCESS. Each party to this Guaranty irrevocably consents to service of process in the manner provided for notices in Section 13. Nothing in this Guaranty will affect the right of any party to this Guaranty to serve process in any other manner permitted by law.

SECTION 20 Waiver of Jury Trial. EACH GUARANTOR AND ADMINISTRATIVE AGENT (FOR ITSELF AND ON BEHALF OF EACH OTHER GUARANTEED PARTY) HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH OF GUARANTOR AND ADMINISTRATIVE AGENT (FOR ITSELF AND ON BEHALF OF EACH OTHER GUARANTEED PARTY) (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT THE GUARANTEED PARTIES HAVE BEEN INDUCED TO ACCEPT THIS GUARANTY BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 21 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated by the Loan Documents, each Guarantor acknowledges and agrees that: (i) the credit facilities provided for under the Credit Agreement and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification of any Loan Document) are an arm’s-length commercial transaction between the Borrower, the Guarantors, the other Borrower Group Entities and their respective Affiliates, on the one hand, and the Administrative Agent and any arranger, bookrunner, documentation agent and syndication agent under the Credit Agreement, on the other hand, and each Guarantor is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by the Loan Documents (including any amendment, waiver or other modification thereof); (ii) in connection with the process leading to such transaction, the Administrative Agent and any arranger, bookrunner, documentation agent and syndication agent under the Credit Agreement is each and has each been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrower, the Guarantors, any other Borrower Group Entity or any of the respective Affiliates, stockholders, creditors or employees or any other Person; (iii) none of the Administrative Agent or any arranger, bookrunner, documentation agent or syndication agent under the Credit Agreement has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower, the Guarantors, any other Borrower Group Entity or any of their respective Affiliates with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification of any Loan Document (irrespective of whether the Administrative Agent or any arranger, bookrunner, documentation agent or syndication agent under the Credit Agreement has advised or is currently advising the Borrower, the Guarantors, any other Borrower Group Entity or any of their respective Affiliates on other matters) and none of the Administrative Agent or any arranger, bookrunner, documentation agent or syndication agent under the Credit Agreement has any obligation to the Borrower, the Guarantors, any other Borrower Group Entity or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth in the Loan Documents; (iv) the Administrative Agent or any arranger, bookrunner, documentation agent or syndication agent under the Credit Agreement and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the Guarantors, the other Borrower Group Entities and their respective Affiliates, and none of the Administrative Agent or any arranger, bookrunner, documentation agent or syndication agent under the Credit Agreement has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Administrative Agent and any arranger, bookrunner, documentation agent and syndication agent under the Credit Agreement have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification of any Loan Document) and each Guarantor has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. Each Guarantor hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent and any arranger, bookrunner, documentation agent and syndication agent under the Credit Agreement with respect to any breach or alleged breach of agency or fiduciary duty.

SECTION 22 Amendments and Waivers. This Guaranty shall not be amended except by written agreement of the Guarantors and the Administrative Agent (with any consent of the Lenders required under the Credit Agreement). No waiver of any rights of the Guaranteed Parties under any provision of this Guaranty or consent to any departure by any Guarantor therefrom shall be effective unless in writing and signed by the Administrative Agent (with any consent of the Lenders required under the Credit Agreement). Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 23 Severability. If any provision of this Guaranty is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Guaranty shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 24 Future Guarantors; Released Guarantors.

(a) At such time following the date hereof as any Subsidiary (a “Joinder Guarantor”) is required to join hereto pursuant to the terms of Section 2.05(c), Section 2.22 or Section 2.23 of the Credit Agreement, such Joinder Guarantor shall execute and deliver to the Administrative Agent a Joinder Agreement, signifying its agreement to be bound by the provisions of this Guaranty as a Guarantor to the same extent as if such Joinder Guarantor had originally executed this Guaranty as of the date hereof. Each of the other Guarantors hereby consents to the execution and delivery of such Joinder Agreement without any further notice or consent of such Guarantor.

(b) If any Guarantor is entitled to be released from its obligations hereunder pursuant to Section 2.05(e) of the Credit Agreement, then such Guarantor shall be deemed released from its obligations hereunder upon compliance with Section 2.05(e) of the Credit Agreement, and each of the other Guarantors hereby consents to such release without any further notice or consent of such Guarantor. Notwithstanding such release, the Administrative Agent agrees, promptly upon request therefor by such Guarantor, to execute, deliver and record such further documents in relation to such release as such Guarantor may reasonably request.

SECTION 25 Counterparts; Integration; Effectiveness. This Guaranty may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Guaranty constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Guaranty shall become effective as to any Guarantor when the Administrative Agent shall have such Guarantor’s executed counterpart hereof (or, with respect to a Joinder Guarantor, when the Administrative Agent shall have received an executed counterpart of such Joinder Guarantor’s Joinder Agreement). Delivery of an executed counterpart of a signature page of this Guaranty by telecopy shall be effective as delivery of a manually executed counterpart of this Guaranty.

SECTION 26 Survival of Representations and Warranties. All representations and warranties made hereunder shall survive the execution and delivery hereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each other Guaranteed Party, regardless of any investigation made by the Administrative Agent or any other Guaranteed Party or on their behalf, and shall continue in full force and effect as long as any Obligation shall remain unpaid or unsatisfied or any Lender’s Commitment shall remain unexpired or not terminated.

SECTION 27 USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) by its acceptance hereof hereby notifies each Guarantor that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies such Guarantor, which information includes the name and address of such Guarantor and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Guarantor in accordance with the Act.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, each Guarantor and the Administrative Agent have executed this Guaranty, as of the date first above written.

GUARANTORS:

A AND J ASSETS LLC
Alabama Postal Holdings, LLC
ARKANSAS POSTAL HOLDINGS LLC
ASSET 20024, L.L.C.
GARY GLEN PARK REALTY, LLC
Harbor Station, LLC
HILER BUFFALO LLC
Illinois Postal Holdings, LLC
Iowa Postal Holdings, LLC
LOUISIANA POSTAL HOLDINGS LLC
Mass Postal Holdings LLC
Michigan Postal Holdings LLC
Missouri & Minnesota Postal Holdings, LLC
Ohio Postal Holdings, LLC
Pennsylvania Postal Holdings, LLC
Postal Holdings LLC
PPP ASSETS, LLC
SOUTH CAROLINA POSTAL HOLDINGS LLC
Tennessee Postal Holdings, LLC
UNITED POST OFFICE INVESTMENTS, LLC
UPH MERGER SUB LLC
Wisconsin Postal Holdings, LLC

By:	/s/ Jeremy Garber
	Name:	Jeremy Garber
	Title:	President, Treasurer and Secretary

POSTAL REALTY LP, a Delaware limited partnership

By:	Postal Realty Trust, Inc.,
its general partner

By:	/s/ Jeremy Garber
	Name:	Jeremy Garber
	Title:	President, Treasurer and Secretary

ADMINISTRATIVE AGENT:

PEOPLE’S UNITED BANK, NATIONAL ASSOCIATION, as administrative agent

By:	/s/ Jason Bishop
	Name:	Jason Bishop
	Title:	Senior Vice President